EXHIBIT 99.1

Eagle Bancorp Montana Appoints Maureen Rude to its Board of Directors

HELENA, Mont., Aug. 31, 2010 (GLOBE NEWSWIRE) -- Eagle Bancorp Montana, Inc. (Nasdaq:EBMT), the stock holding company of American Federal Savings Bank, today announced that Maureen J. Rude has been nominated to the board of directors for approval by the Company's shareholders at the annual meeting in October. Ms. Rude is Operations Director of the Montana Homeownership Network/Neighbor Works Montana and was previously a Director of HFA Business Development in Montana with Fannie Mae. Ms. Rude will be succeeding long time director Don Campbell, who is retiring from the board of directors at the October meeting.

"We are very pleased that Maureen has decided to join our board. She is exceedingly well known and highly respected in Montana's business communities," stated Pete Johnson, President and Chief Executive Officer. "She brings a wealth of knowledge to our board from her management and accounting experience, and her knowledge of the business communities in our area will be very beneficial."

In her role as Operations Director for the Montana Homeownership Network, Ms. Rude coordinates statewide homebuyer education, homeownership planning and down payment assistance programs. Formerly as a Director of HFA Business Development for Fannie Mae, she worked to direct and coordinate a national strategy for business development with state and local Housing Finance Agencies (HFAs) and developed and negotiated single family affinity agreements with the National Council of State Housing Agencies (NCSHA). She also served as Director of the Montana Partnership Office for Fannie Mae and was an Executive Director of the Montana Board of Housing in Helena.

Ms. Rude holds a Bachelor of Science in Business Administration with an emphasis in Accounting, with honors, from the University of Montana, Missoula. She also is a Certified Public Accountant and a Certified Housing Development Professional from the National Development Council.

Eagle Bancorp Montana, Inc. is the stock holding company of American Federal Savings Bank. American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle Bancorp Montana, Inc. commenced operations on April 5, 2010 following the conversion of Eagle Financial MHC and the sale of Eagle Bancorp Montana, Inc. Eagle's common stock trades on the NASDAQ Global Market under the symbol "EBMT."

Forward Looking Statements –

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

CONTACT:  Eagle Bancorp Montana, Inc.
          Peter J. Johnson, President and CEO
            (406) 457-4006
          Clint J. Morrison, SVP and CFO
            (406) 457-4007